Joint Filer Information

Names:                         Deerfield Management Company, L.P.,
                               Deerfield International Limited

Address:                       Deerfield Management Company, L.P.:
                               780 Third Avenue, 37th Floor
                               New York, NY  10017

                               Deerfield International Limited:
                               c/o Bisys Management
                               Bison Court, Columbus Centre, P.O. Box 3460
                               Road Town, Tortola
                               British Virgin Islands

Designated Filer:              James E. Flynn

Issuer and Ticker Symbol:      ISTA Pharmaceuticals, Inc. (ISTA   )

Date of Earliest Transaction   September 25, 2008
to be Reported:

The undersigned, Deerfield Management Company, L.P. and Deerfield International Limited are jointly filing the attached Statement of Changes In Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of ISTA Pharmaceuticals, Inc.

Signatures:


DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By:  /s/ Darren Levine
     ---------------------------------------
     Darren Levine, Authorized Signatory


DEERFIELD INTERNATIONAL LIMITED

By:  Deerfield Management Company, L.P.

By:  Flynn Management LLC, General Partner

By:  /s/ Darren Levine
     ---------------------------------------
     Darren Levine, Authorized Signatory